UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): June 25, 2013 (June 21, 2013)

PACIFIC VENTURES GROUP, INC.

 (Exact name of registrant as specified in its charter)

Delaware	000-54584	75-2100622
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

9160 South 300 West, Suite 101, Sandy, Utah 84070

(Address of principal executive offices)

(801) 706-9429

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 21, 2013, Pacific Ventures Group, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) between the Company, Capital Builders, Inc. (“CBI”) and the accredited investor signatory thereto (the “Investor”), pursuant to which, the Company sold an aggregate of 1,000,000 shares (the “Shares”) of the Company’s preferred stock par value, $.001 (the “Preferred Stock”) to the Investor for an aggregate purchase price of $165,000. Simultaneously with the closing of the securities purchase agreement, the Company repurchased 1,000,000 shares of preferred stock held by CBI, and issued 200,000 shares of Common Stock to CBI in exchange for an aggregate purchase price of $109,548, net any outstanding liabilities of the Company as of the closing date, as contemplated by a repurchase agreement, dated June 21, 2013, by and between the Company and CBI (the “Repurchase Agreement”).

The foregoing description of the terms of the Purchase Agreement and the Repurchase Agreement is qualified in its entirety by reference to the provisions of the agreement filed as Exhibit 10.1 and Exhibit 10.2 to this report, which are incorporated by reference herein.

ITEM 5.01  CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 1.01 of this report, which disclosure is incorporated herein by reference. As a result of the closing of the Purchase Agreement and the Repurchase Agreement, the Investor under the Purchase Agreement holds 96.30% of the Company’s outstanding capital stock resulting in a change in control of the Company.

The Investor used funds from its working capital to purchase the Shares.  There are no arrangements or understandings among CBI and the Investor and any of their associates with respect to the election of directors or other nominees, and there are no arrangements, including any pledge by any person of the Company’s securities, the operation of which may at a subsequent date result in a change in control of the Company.

ITEM 5.02 APPOINTMENT OF CERTAIN OFFICERS AND DIRECTORS; DEPARTURE OF CERTAIN OFFICERS AND DIRECTORS

On June 21, 2013, Kip Eardley resigned as a director and officer of the Company. Mr. Eardley’s resignation was not the result of any disagreements with the Company regarding its operations, policies, practices or otherwise but rather as a result of a change in control transaction involving the Company that was simultaneously consummated.  The Board of Directors approved the resignation of Kip Eardley as a director and officer of the Company on June 21, 2013, effective ten days following the mailing of an information statement on Schedule 14f-1 to the Company’s stockholders.

On June 21, 2013, the Board of Directors elected Brett Bertolami, the majority shareholder, as a director of the Company and approved the appointment of Mr. Bertolami as Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, President and Secretary.

As of the date of this report, our Board of Directors is comprised of Mr. Brett Bertolami.

Brett Bertolami, age 43 – Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, President  and Secretary.

As Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, President and Secretary, Mr. Bertolami oversees all of the organizational activities of the Company, including planning, execution of business strategies, business development, SEC reporting and analyzing of the Company’s results of operations, and he manages all of its affairs.

Mr. Bertolami has over 14 years' experience as the CEO and General Manager focusing in the areas of managing, planning, personnel management, advertising, sales, finance and accounting for Jolar Corporation, a corporation that he owned in the automotive industry.  Jolar Corporation sold Toyota, Ford and Lincoln products with over $35 million in revenues for fiscal 2011.  Mr. Bertolami holds a B.A. in Economics from the University of North Carolina at Charlotte, and is a member of the National Automotive Dealers Association (“NADA”).  He has a degree in Automotive Management from NADA.

In early 2012, Mr. Bertolami sold Jolar Corporation to a third party in a private transaction.  Since the sale, he has engaged in business activities as a private investor, and expects to help the Company take advantage of business opportunities and maximize its growth potential.

Mr. Bertolami is not an officer or director of any other publicly quoted or traded corporation.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated June 21, 2013, by and among the Company, Capital Builders, Inc. and the accredited investor signatory thereto.
10.2	Repurchase Agreement, dated June 21, 2013, by and between the Company and Capital Builders, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC VENTURES GROUP, INC.

By: /s/ Brett Bertolami
Brett Bertolami
Chief Executive Officer
Dated: June 25, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated June 21, 2013, by and among the Company, Capital Builders, Inc. and the accredited investor signatory thereto.
10.2	Repurchase Agreement, dated June 21, 2013, by and between the Company and Capital Builders, Inc.

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